Exhibit 99.1

Manitex International, Inc. Reports Second Quarter 2017 Results

Bridgeview, IL, August 3rd, 2017 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of truck and knuckle boom cranes, today announced Second Quarter 2017 results.

Net revenues for the second quarter were $51.6 million compared to $48.7 million in the prior year’s period and GAAP net loss attributable to shareholders of Manitex International was $(2.3) million, or $(0.14) per share compared to a net loss attributable to shareholders of Manitex International of $(1.8) million, or $(0.11) per share in the second quarter of 2016. The Company reported a second quarter net loss from continuing operations attributable to shareholders of Manitex International of $(1.4) million or $(0.08) per share, compared to net loss from continuing operations attributable to shareholders of Manitex International of $(2.5) million or $(0.16) per share for the three months ended June 30, 2016.

Second Quarter 2017 Financial Highlights from Continuing Operations*:

•	Net revenues were higher at $51.6 million, compared to $48.7 million in the same period in 2016 and represent a sequential increase of 29.5% over Q1 2017

•

Adjusted net income from continuing operations* of $1.0 million, or $0.06 per share for the second quarter of 2017, compared to adjusted net loss from continuing operations of $(0.1) million or $(0.01) per share for the second quarter of 2016.

•	Adjusted operating income* of $2.3 million for Q2 2017, compared to $1.1 million in Q1 2017, and compared to adjusted operating loss of $(0.1) million in Q2 2016.

•	Adjusted EBITDA* doubled to $3.4 million, or 6.7% of sales, for the second quarter of 2017 compared to adjusted EBITDA of $1.7 million, or 3.5% of sales for the second quarter of 2016.

•	Net debt decreased by $49.7 million (or 35.6%) from $139.2 million at March 31, 2017, to $89.5 million at June 30, 2017.

•	Backlog as of 6/30/2017 was $47.6 million, representing growth of 52.1% from December 31, 2016.

•	Cost reductions of $2.9 million achieved in the second quarter of 2017.

*

All Reported numbers, have been restated and adjusted to reflect the May 2017 divestiture of approximately one-half of Manitex International’s equity ownership of ASV, which completed a public offering (IPO) on May 17, 2017;*Adjusted Numbers are defined in non-GAAP explanation at end of this release.

David J. Langevin, Chairman and Chief Executive Officer of Manitex commented, “The increased order rate that began at the end of 2016 enabled us to achieve much improved results from top to bottom in the second quarter of 2017. While there remains much work to do to optimize our production and margins, we are optimistic that this year represents the beginning of a healthy uptrend for our markets and Manitex as we are well-positioned to execute our plan. In May we took another step forward in our debt reduction program by selling approximately half of our holdings in the ASV joint venture and using the proceeds from this transaction to pay down debt. Our reduced ownership percentage enabled us to deconsolidate the ASV debt from our balance sheet, and together with proceeds and cash generation, we have reduced total debt to under $100 million. We maintain ownership of approximately 2.1 million shares of the now public ASV entity, which we believe will prove an excellent long-term investment for our shareholders. With that behind us, we have shifted our focus to growing PM, our international knuckleboom business and recently announced the appointment of several key North American distributors for that product line subsequent to the end of the second quarter. We have begun producing PM units here in North America, and we are working diligently to integrate the entire PM operation onto the Manitex platform.

“Further, we reported a 29% sequential increase in Q2 2017 revenues compared with Q1 2017 revenues, as well as a doubling of adjusted operating income in the same period, which also represented a two million dollar improvement in adjusted operating income as compared to the second quarter of 2016. Our Adjusted EBITDA doubled compared to last year’s same quarter and we also saw a significant recovery in our adjusted gross margins. Given the long-awaited recovery of the order book that we continue to enjoy, we expect that the third quarter will show further improvement in our results. We anticipate that additional cost reductions implemented in the second quarter will continue to enhance our margins through the rest of this year, incremental to the one million dollars in cost savings we’ve achieved in our General and Administrative expenses to date. Our outlook remains positive as supported by discussions with our customers and we look forward to a strong close to this year and continuing into 2018,” concluded Mr. Langevin.

Segment Reporting

We previously reported the operations of our Company as operating in three segments – the Lifting Segment, the ASV Segment, and the Equipment Distribution Segment. Since 2015, the Company has sought to redefine itself strategically and operationally, including a series of divestitures. In May 2017, this program continued with the sale of a portion of our holdings in ASV. As result, ASV is no longer a consolidated subsidiary and, therefore, is no longer a reporting segment.

The previously reported Equipment Distribution segment was comprised of C&M and C&M Leasing. The Company previously sought to grow C&M by adding a used equipment business, which involved actively buying both lifting and non-lifting construction equipment, re-furbishing that equipment, and then re-marketing that equipment. During Q2 2017, the Company discontinued its used equipment sales operations. It also has decided not to build a national rental program. Because our emphasis is now on products manufactured by the Company, the C&M operations are now being used to facilitate sale of the Company’s products. As such, the Company has determined that the operations of C&M and C&M Leasing no longer constitute a business segment and consequently, it will no longer report it as a separate segment.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 1- 800-441-0022 if calling within the United States or 719-457-2653 if calling internationally. A replay will be available until August 10, 2017 which can be accessed by dialing 844-512-2921 if calling within the United States or 412-317-6671 if calling internationally. Please use passcode 4896207 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment including boom truck, truck and knuckle boom cranes. Our products, which are manufactured in facilities located in the USA and Italy, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, O&S, Badger, Sabre, and Valla.

Forward-Looking Statement

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc.	Darrow Associates Inc.
David Langevin	Peter Seltzberg, Managing Director
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	(516) 419-9915
dlangevin@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	Unaudited	Unaudited
ASSETS
Current assets
Cash	$2,816	$4,538
Cash - restricted	773	773
Trade receivables (net)	43,994	33,664
Other receivables	2,392	1,332
Inventory (net)	63,487	59,979
Prepaid expense and other	4,454	4,234
Current assets of discontinued operations	—	46,644

Total current assets	117,916	151,164

Total fixed assets (net)	22,152	21,839
Intangible assets (net)	31,094	30,985
Goodwill	41,948	39,669
Equity investment in ASV Holdings, Inc.	14,560	—
Other long-term assets	1,600	1,606
Deferred tax asset	545	545
Long-term assets of discontinued operations	—	72,177

Total assets	$229,815	$317,985

LIABILITIES AND EQUITY
Current liabilities
Notes payable—short term	$28,972	$24,408
Current portion of capital lease obligations	850	338
Accounts payable	40,847	33,802
Accounts payable related parties	1,762	2,098
Accrued expenses	10,528	10,278
Other current liabilities	2,511	2,150
Current liabilities of discontinued operations	—	23,631

Total current liabilities	85,470	96,705

Long-term liabilities
Revolving term credit facilities	13,235	19,957
Notes payable (net)	23,261	23,719
Capital lease obligations, (net of current portion)	5,682	6,004
Convertible note related party (net)	6,932	6,862
Convertible note (net)	14,203	14,098
Deferred gain on sale of property	947	1,058
Deferred tax liability	3,287	3,242
Other long-term liabilities	3,382	4,133
Long-term liabilities of discontinued operations	—	42,645

Total long-term liabilities	70,929	121,718

Total liabilities	156,399	218,423

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at June 30, 2017 and December 31, 2016	—	—
Common Stock—no par value 25,000,000 shares authorized, 16,556,679 and 16,200,294 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	97,279	94,324
Paid in capital	2,618	2,918
Retained deficit	(24,309)	(18,572)
Accumulated other comprehensive loss	(2,172)	(4,272)

Equity attributable to shareholders of Manitex International, Inc.	73,416	74,398
Equity attributable to noncontrolling interests	—	25,164

Total equity	73,416	99,562

Total liabilities and equity	$229,815	$317,985

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	Unaudited	Unaudited	Unaudited	Unaudited
Net revenues	$51,592	$48,685	$91,434	$105,603
Cost of sales	42,163	39,938	74,503	86,063

Gross profit	9,429	8,747	16,931	19,540
Operating expenses
Research and development costs	596	735	1,283	1,478
Selling, general and administrative expenses	8,657	9,540	18,133	18,488

Total operating expenses	9,253	10,275	19,416	19,966

Operating income (loss)	176	(1,528)	(2,485)	(426)
Other income (expense)
Interest expense:
Interest expense	(1,301)	(1,783)	(2,268)	(3,274)
Interest expense related to write off of debt issuance costs	—	(1,439)	—	(1,439)
Foreign currency transaction loss	(256)	(393)	(339)	(909)
Other (expense) income	(7)	620	265	602

Total other expense	(1,564)	(2,995)	(2,342)	(5,020)

Loss before income taxes and loss in non-marketable equity interest from continuing operations	(1,388)	(4,523)	(4,827)	(5,446)
Income tax (benefit) expense from continuing operations	(23)	(2,051)	86	(109)
Loss in non-marketable equity interest, net of taxes	—	(40)	—	(79)

Net loss from continuing operations	(1,365)	(2,512)	(4,913)	(5,416)
Discontinued operations
(Loss) income from operations of discontinued operations (including loss on disposal for the three and six months 2017 of $1,133 and a gain on disposal for the six months 2016 of $2,212)	(805)	2,051	(573)	4,863
Income tax (benefit) expense	(4)	926	(23)	(499)

(Loss) income from discontinued operations	(801)	1,125	(550)	5,362

Net loss	(2,166)	(1,387)	(5,463)	(54)

Net loss (income) attributable to noncontrolling interest from discontinued operations	(160)	(399)	(274)	(272)

Net loss attributable to shareholders of Manitex International, Inc.	$(2,326)	$(1,786)	$(5,737)	$(326)

Earnings (loss) Per Share
Basic
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.08)	$(0.16)	$(0.30)	$(0.34)
(Loss) income from discontinued operations attributable to shareholders of Manitex International, Inc.	$(0.06)	$0.05	$(0.05)	$0.32
Net loss attributable to shareholders of Manitex International, Inc.	$(0.14)	$(0.11)	$(0.35)	$(0.02)
Diluted
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.08)	$(0.16)	$(0.30)	$(0.34)
(Loss) income from discontinued operations attributable to shareholders of Manitex International, Inc.	$(0.06)	$0.05	$(0.05)	$0.32
Net loss attributable to shareholders of Manitex International, Inc.	$(0.14)	$(0.11)	$(0.35)	$(0.02)
Weighted average common shares outstanding
Basic	16,553,667	16,125,788	16,512,061	16,115,695
Diluted	16,553,667	16,125,788	16,512,061	16,115,695

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2017	2016
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(5,463)	$(54)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	2,688	3,593
Changes in allowances for doubtful accounts	55	68
Changes in inventory reserves	(237)	548
Revaluation of contingent acquisition liability	(346)	(915)
Write down of goodwill	—	275
Deferred income taxes	(169)	(283)
Amortization and write off of deferred debt issuance costs	196	1,815
Amortization of debt discount	219	286
Change in value of interest rate swaps	(408)	(373)
Loss in non-marketable equity interest	—	79
Share-based compensation	357	565
Adjustment to deferred gain on sales and lease back	(71)	(118)
Loss (gain) on disposal of assets	16	(43)
Reserves for uncertain tax provisions	54	32
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(9,385)	(7,527)
(Increase) decrease in inventory	(347)	4,460
(Increase) decrease in prepaid expenses	(192)	311
(Increase) decrease in other assets	32	182
Increase (decrease) in accounts payable	4,471	(1,661)
Increase (decrease) in accrued expense	(249)	(2,017)
Increase (decrease) in other current liabilities	211	708
Increase (decrease) in other long-term liabilities	(654)	(136)
Discontinued operations - cash provided by (used for) operating activities	4,797	(7,046)

Net cash used for operating activities	(4,425)	(7,251)

Cash flows from investing activities:
Proceeds from the sale of fixed assets	—	187
Proceeds from the sale of discontinued operations (Note 17)	12,892	—
Purchase of property and equipment	(449)	(654)
Investment in intangibles other than goodwill	(40)	(55)
Discontinued operations - cash (used for) provided by investing activities	(84)	4,034

Net cash provided by investing activities	12,319	3,512

Cash flows from financing activities:
(Payments) borrowing on revolving term credit facilities	(6,722)	855
Net borrowings on working capital facilities	3,209	3,865
New borrowings—other	518	749
Debt issuance costs incurred	(50)	(393)
Note payments	(3,218)	(4,556)
Shares repurchased for income tax withholding on share-based compensation	(128)	(43)
Proceeds from stock offering	2,426
Proceeds from sale and lease back	—	4,080
Payments on capital lease obligations	(709)	(322)
Discontinued operations - cash (used for) provided by financing activities	(5,058)	498

Net cash (used for) provided by financing activities	(9,732)	4,733

Net (decrease) increase in cash and cash equivalents	(1,838)	994
Effect of exchange rate changes on cash	116	324
Cash and cash equivalents at the beginning of the year	5,311	8,578

Cash and cash equivalents at end of period	$3,589	$9,896

Supplemental Information

In an effort to provide investors with additional information regarding the Company’s results, Manitex International refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Manitex International believes that this information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Manitex International uses both GAAP and non–GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three month period ended June 30, 2017, unless otherwise indicated.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA” (GAAP Operating Income adjusted for acquisition transaction related expense, restructuring and related expense, and Foreign exchange and other, and depreciation and amortization) and Adjusted Net Income (net income attributable to Manitex shareholders adjusted for acquisition transaction related and restructuring and related expense, net of tax, and change in net income attributable to non-controlling interest). These non-GAAP terms, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Neither Adjusted Net Income nor Adjusted EBITDA are a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA and Adjusted Net Income are significant components in understanding and assessing financial performance. Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as a substitute for net earnings, operating income and other consolidated earnings data prepared in accordance with GAAP or as a measure of our profitability. A reconciliation of Operating Income to Adjusted EBITDA and Adjusted Net Income is provided below.

The Company’s management believes that Adjusted EBITDA and Adjusted EBITDA as a percentage of sales and Adjusted Net Income represent key operating metrics for its business. GAAP Operating Income adjusted for acquisition transaction related expense, restructuring and related expense, Foreign exchange and other, and depreciation and amortization (Adjusted EBITDA), and Adjusted Net Income, GAAP net income adjusted for acquisition transaction and restructuring related expense are a key indicator used by management to evaluate operating performance. While Adjusted EBITDA and Adjusted Net Income are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. These calculations may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of Adjusted EBITDA and Adjusted Net Income to GAAP financial measures for the three month periods ended June 30, 2016 and 2017 is included with this press release below and with the Company’s related Form 8-K.

Reconciliation of GAAP Operating Income (Loss) from Continuing Operations to Adjusted EBITDA

($1,000)	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating income (loss)	$ 176	($ 1,528)	($ 2,485)	($ 426)
Adjustments related to normalized margin, trade show and restructuring, and other expenses	2,084	1,434	5,807	1,744
Adjusted operating income (loss)	2,260	(94)	3,322	1,318
Depreciation and amortization	1,211	1,799	2,688	3,593
Adjusted EBITDA	$3,471	$ 1,705	$ 6,010	$ 4,911
Adjusted EBITDA % to sales	6.7%	3.5%	6.6%	4.7%

Reconciliation of GAAP Net Income (loss) From Continuing Operations Attributable to Shareholders of Manitex International to Adjusted Net Income (loss) From continuing Operations Attributable to Shareholders of Manitex International

($1,000)-except share count and per share data	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net (Loss) Income from continuing operations attributable to shareholders	($ 1,365)	($ 2,512)	($ 4,913)	($ 5,416)
Adjustments related to normalized margin, trade show, restructuring, and other expenses	2,340	2,428	6,146	3,254
Adjusted Net Income (Loss) from continuing operations attributable to shareholders	975	(84)	1,233	(2,162)
Weighted diluted shares outstanding	16,553,667	16,125,788	16,512,061	16,115,695
Diluted (loss) per share attributable to shareholders as reported	($ 0.08)	($ 0.16)	($ 0.30)	($ 0.34)
Total EPS effect	$ 0.14	$ 0.15	$ 0.37	$ 0.20
Adjusted diluted income (loss) per share attributable to shareholders	$ 0.06	($ 0.01)	$ 0.07	($ 0.13)

Normalized plant absorption, restructuring, and other expense adjustments

After tax expense and per share amounts (Adjusted Net Income) are calculated using pre-tax amounts, applying a tax rate based on the effective tax rate to arrive at an after-tax amount. This number is divided by the weighted average diluted shares to provide the impact on earnings per share. The company assesses the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of operating activities in the periods. During the current period the jurisdictional tax rate is zero, and no pre-tax or after-tax presentation is provided.

($1,000)	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2017	June 30, 2017	June 30, 2017
Normalized plant absorption levels	$1,687	$0.10	$3,848	$0.23
Trade show expenses (tri-annual only)	$0	$0.00	$1,106	$0.07
Restructuring fees	$301	$0.02	$574	$0.03
Stock options	$96	$0.01	$279	$0.02
Foreign exchange	$256	$0.01	$339	$0.02
Total	$2,340	$0.14	$6,146	$0.37

($1,000)	Three Months Ended				Six Months Ended
	June 30, 2016		June 30, 2016		June 30, 2016		June 30, 2016
Write off deferred finance costs	$	1,439	$	0.09	$	1,439	$	0.09
Normalized plant absorption levels	$	814	$	0.05	$	814	$	0.05
Restructuring fees	$	339	$	0.02	$	364	$	0.02
Stock options	$	281	$	0.02	$	566	$	0.04
Write off goodwill	$	275	$	0.02	$	275	$	0.02
Foreign exchange	$	200	$	0.01	$	716	$	0.04
Contingent liability adjustment	-$	920	($	0.06)	-$	920	($	0.06)
Total	$	2,428	$	0.15	$	3,254	$	0.20

Backlog from Continuing Operations

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

($1,000)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Backlog	$47,554	$51,237	$31,266	$20,494	$27,329
Change Versus Current Period		(7.2%)	52.1%	132.0%	74.0%

Current Ratio is calculated by dividing current assets by current liabilities (but excludes assets and liabilities from discontinued operations).

($1,000)	June 30, 2017	December 31, 2016
Current Assets	$117,916	$104,520
Current Liabilities	$85,470	$73,074
Current Ratio	1.4	1.4

Days Sales Outstanding, (DSO), is calculated by taking the sum of net trade and related party receivables divided by adjusted annualized sales per day (sales for the quarter, multiplied by 4, and the sum divided by 365).

	June 30, 2017	June 30, 2016
DSO	77.8	72.4

Days Payables Outstanding, (DPO), is calculated by taking the sum of net trade and related party payables divided by adjusted annualized cost of sales per day (cost of goods sold for the quarter, multiplied by 4, and the sum divided by 365).

	June 30, 2017	June 30, 2016
DPO	96.1	83.2

Inventory turns are calculated by multiplying adjusted cost of goods sold for the referenced three month period by 4 and dividing that figure by inventory as at the referenced period.

	June 30, 2017	June 30, 2016
Inventory Turns	2.6	2.6

Debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities. Debt to Adjusted EBITDA ratio is calculated by dividing total debt at the balance sheet date by the trailing twelve month Adjusted EBITDA.

($1,000)	June 30, 2017	December 31, 2016
Notes payable - short term	$28,972	$24,408
Current portion of capital leases	850	338
Revolving term credit facilities	13,235	19,957
Notes payable - long term	23,261	23,719
Capital lease obligations	5,682	6,004
Convertible notes	21,135	20,960
Total debt	$93,135	$95,386

Adjusted EBITDA (TTM)	$7,465	$6,366
Debt to Adjusted EBITDA Ratio	12.5	15.0

Interest Cover is calculated by dividing Adjusted EBITDA (GAAP Operating Income adjusted for acquisition transaction expense and restructuring related expense and other exceptional costs and depreciation and amortization) for the trailing twelve month period by cash interest expense.

($1,000)	12 Month Period July 1, 2016 to June 30, 2017	12 Month Period January 1, 2016 to December 31, 2016
Adjusted EBITDA	$7,465	$6,366
Interest Expense	5,031	6,037
Interest Cover Ratio	1.5	1.1

Operating Working Capital is calculated using the Consolidated Balance Sheet amounts for Trade receivables (net of allowance) plus inventories, less Accounts payable. The Company considers excessive working capital as an inefficient use of resources, and seeks to minimize the level of investment without adversely impacting the ongoing operations of the business.

($1,000)	June 30, 2017	June 30, 2016	December 31, 2016
Trade Receivables (Net)	$43,994	$38,571	$33,664
Inventory (Net)	63,487	59,587	59,979
Less: Accounts Payable	42,609	35,689	35,900
Total Operating Working Capital	$64,872	$62,469	$57,743
Trailing Three Month Annualized Net Sales	$206,368	$194,540	$162,268
% of Trailing Three Month Annualized Net Sales	31.4%	32.1%	35.6%

Trailing Three Month Annualized Net Sales is calculated using the net sales for the quarter, multiplied by four.

($1,000)	June 30, 2017	June 30, 2016	December 31, 2016
Net Sales	$51,592	$48,635	$40,567
Multiplied by 4	4	4	4
Trailing three Month Annualized Sales	$206,368	$194,540	$162,268

Working capital is calculated as total current assets less total current liabilities (but excludes assets and liabilities from discontinued operations).

($1,000)	June 30, 2017	December 31, 2016
Total Current Assets	$117,916	$104,520
Less: Current Liabilities	85,470	73,074
Working Capital	$32,446	$31,446